ESCROW AGREEMENT

       This ESCROW AGREEMENT, effective as of the 27th day of September, 2004 (the "Effective Date") (sometimes hereinafter referred to as this "Escrow Agreement" or this "Agreement"), by and among PARADIGM GROUP II, LLC; PARADIGM MILLENNIUM FUND, L.P. (collectively "Paradigm"); and XFORMITY, INC., a Texas corporation ("XFM"); and CLIFFORD L. NEUMAN, P.C. (the "Escrow Agent"). Paradigm, XFM and the Escrow Agent are hereinafter sometimes individually referred to herein as a "party" and collectively as the "parties".

W I T N E S S E T H:

       WHEREAS, XFM and Paradigm are affiliated parties to that certain Agreement and Plan of Merger, dated on or about August 13, 2004 (the "Merger Agreement") (capitalized terms having the meaning assigned to them in the Merger Agreement unless otherwise defined herein);

       WHEREAS, XFM and Paradigm agreed to execute and deliver the Indemnity Agreement pursuant to which Paradigm agrees to indemnify, defend and hold harmless XFM from any debt, obligation or liability arising from any activity pertaining to XML-Global Technologies, Inc. arising before the Closing Date;

       WHEREAS, to secure Paradigm's obligations under the Indemnity Agreement, XFM and Paradigm have agreed that the 6,179,193 shares to be issued to Paradigm as contemplated by the Merger Agreement, shall be withheld and deposited into escrow, subject to the terms and conditions of this Agreement; and

       WHEREAS, the Escrow Agent has agreed to act as escrow agent pursuant to the terms hereof.

       NOW, THEREFORE, in consideration of the mutual obligations and covenants hereafter set forth, Paradigm, XFM and the Escrow Agent hereby covenant and agree as follows:

1.     Designation of Escrow Agent.

       Paradigm and XFM hereby designate and appoint the Escrow Agent as escrow agent to serve in accordance with the terms of this Escrow Agreement during the Escrow Period. The Escrow Agent hereby accepts such appointment and agrees to perform the duties set forth herein.

2.     Delivery of Escrow Shares to Escrow.

       The parties hereby acknowledge and agree that, on the Closing Date, Paradigm shall deliver to the Escrow Agent a certificate representing 6,179,193 shares of XML Common Stock (the "Escrow Shares").

       The parties acknowledge and agree that the number of shares issuable to Paradigm upon consummation of the merger described in the Merger Agreement shall be reduced by the number of Escrow Shares delivered to the Escrow Agent pursuant to this Escrow Agreement.

       The Escrow Shares shall be held in escrow and distributed in accordance with the terms and provisions of this Escrow Agreement.

3.     Effect of Escrow.

       Notwithstanding the delivery of the Escrow Shares to the Escrow Agent in accordance with Section 2 of this Escrow Agreement, Paradigm and XFM agree that the merger and the other transactions provided for or contemplated in the Merger Agreement shall be deemed closed and consummated for all purposes, subject only to the conditions subsequent contained in Section 4.1 of the Merger Agreement and the requirements of paragraph 5(b) of this Escrow Agreement.

4.     Title to Escrow Shares and XFM Stock

       (a)       The Escrow Agent shall have no discretion whatsoever with respect to the management, disposition or investment of the Escrow Shares and is not be a trustee or fiduciary to XFM or Paradigm. The Escrow Agent shall hold the Escrow Shares in accordance with this Agreement.

       (b)       Until such time as this Escrow terminates in accordance with the provisions of this Escrow Agreement, the Escrow Shares shall be and remain the exclusive property of Paradigm and Paradigm shall possess and exercise all rights of beneficial ownership with respect to such shares including, without limitation, the right to vote such shares on all matters presented to the shareholders of XML and the right to participate in any and all dividends and distributions declared and paid by XML with respect to the Shares. The delivery of the Escrow Shares pursuant to the terms of this Agreement to the Escrow Agent shall in no way be deemed or construed to be a transfer by Paradigm of any right, title or interest in and to the Escrow Shares to any other party, except to the extent provided for and subject to the terms and conditions of this Agreement. Notwithstanding the foregoing, until the Escrow Shares are distributed and released from escrow or this Escrow Agreement is otherwise terminated in accordance with its terms, Paradigm may not sell, transfer, assign or encumber the Escrow Shares

5.     Release of Escrow Shares and Termination of Escrow.

       (a)       The Escrow Agent shall disburse Escrow Shares in accordance with the joint written instructions of XFM and Paradigm given at any time. Without limiting the generality of the foregoing, XFM and Paradigm may deliver a joint written instruction (reasonably satisfactory to the Escrow Agent) directing the Escrow Agent to make one or more deliveries of the Escrow Shares.

       (b)       In the event that XFM or any of its permitted assigns under the Indemnity Agreement, and their respective officers, directors, employees, owners, shareholders, agents or permitted successors-in-interest (collectively, the "XFM Indemnified Parties") shall have incurred a claim for indemnification pursuant to the terms of the Indemnity Agreement, XFM shall give written notice to Paradigm and the Escrow Agent of such claim for indemnification substantially in the form attached hereto as Exhibit A (the "Notice of Indemnification"), directing the release from escrow of the Escrow Shares.

              (i)       If Paradigm objects to the requested release from escrow, Paradigm shall, within 14 days after the receipt of the Notice of Indemnification, deliver to the Escrow Agent a notice of objection substantially in the form attached hereto as Exhibit B (the Paradigm's Notice of Objection"), together with proof that a copy thereof has been provided to XFM in accordance with Section 15 hereof, which specifies the total amount of Escrow Shares that Paradigm objects to releasing (the "Disputed Amount"). If the Escrow Agent receives a Paradigm Notice of Objection within said 14 days, the Escrow Agent shall release to XFM the amount of Escrow Shares requested by XFM in the Notice of Indemnification. If the Escrow Agent does not receive Paradigm's Notice of Objection within said 14 days, the Escrow Agent shall release and deliver to XFM the amount of Escrow Shares requested in the Notice of Indemnification.

              (ii)       In the event that Paradigm files a Paradigm's Notice of Objection in the manner and within the time period prescribed herein, the Escrow Agent shall retain the subject portion of the Escrow Shares, which portion may include all the Escrow Shares, until otherwise directed by either (a) a joint written instruction (reasonably satisfactory to the Escrow Agent) from XFM and Paradigm or (b) a copy of a final and non-appealable arbitration award or judgment.

       Upon termination of this Escrow Agreement in accordance with the provisions of paragraph 12 below, the Escrow Agent shall disburse any and all Escrow Shares remaining in escrow on the termination date by delivering such Escrow Shares to Paradigm.

6.       Escrow Period.

       The term of this Agreement shall commence on the Effective Date and terminate as described in paragraph 12 herein. Notwithstanding the foregoing sentence, the term of this Agreement shall expire twelve (12) months after the Effective Date. The period during which this Escrow Agreement shall be effective is herein referred to as the "Escrow Period."

7.       Escrow Agent.

       The duties and responsibilities of the Escrow Agent shall be limited to those expressly set forth in this Agreement. No implied duties of the Escrow Agent shall be read into this Agreement and the Escrow Agent shall not be subject to, or obliged to recognize any other agreement between, or direction or instruction of, any or all the parties hereto even though reference thereto may be made herein.

       (a)       In the event all or any part of the Escrow Shares shall be attached, garnished or levied upon pursuant to any court order, or the delivery thereof shall be stayed or enjoined by a court order, or any other order, judgment or decree shall be made or entered by any court affecting the Escrow Shares, or any part thereof, or any act of the Escrow Agent, the Escrow Agent is hereby expressly authorized to obey and comply with all final writs, orders, judgments or decrees so entered or issued by any court; and, if the Escrow Agent obeys or complies with such writ, order, judgment or decree, it shall not be liable to Paradigm or XFM or to any other person by reason of such compliance.

       (b)       The Escrow Agent shall not be liable to anyone for any damages, losses or expenses incurred as a result of any act or omission of the Escrow Agent. The Escrow Agent shall not incur any such liability with respect to (i) any action taken or omitted in good faith upon the advice of counsel for the Escrow Agent given with respect to any question relating to the duties and responsibilities of the Escrow Agent under this Agreement or (ii) any action taken or omitted in reliance upon any instrument, including any written notice or instruction provided for herein, not only as to its due execution by an authorized person as to the validity and effectiveness of such instrument, but also as to the truth and accuracy of any information contained therein that the Escrow Agent shall in good faith believe to be genuine, to have been signed by a proper person or persons and to conform to the provisions of this Agreement.

       (c)       The Escrow Agent shall not be responsible for the sufficiency or accuracy, or the form, execution, validity or genuineness, of documents received hereunder, or for any description therein, nor shall it be responsible or liable in any respect on account of the identity, authority or rights of any person executing or delivering or purporting to execute or deliver any such document or this Agreement, or on account of or by reason of forgeries, false representations, or the exercise of its discretion in any particular manner, nor shall the Escrow Agent be liable for any mistake of fact or of law or any error of judgment, or for any act or omission, except as a result of its gross negligence or willful malfeasance. The Escrow Agent is not authorized and shall not disclose the name, address, or security positions of the parties or the securities held hereunder in response to requests concerning shareholder communications under Section 14 of the Exchange Act, the rules and regulations thereunder, and any similar statute, regulation, or rule in effect from time to time. Under no circumstances shall the Escrow Agent be liable for any general or consequential damages or damages caused, in whole or in part, by the action or inaction of Paradigm or XFM or any of their respective agents or employees. The Escrow Agent shall not be liable for any damage, loss, liability, or delay caused by accidents, strikes, fire, flood, war, riot, equipment breakdown, electrical or mechanical failure, acts of God or any cause which is reasonably unavoidable or beyond its reasonable control.

       (d)       The Escrow Agent may consult with legal counsel of its own choosing and shall be fully protected in acting or refraining from acting in good faith and in accordance with the opinion of such counsel.

       (e)       In the event of a dispute between the parties hereto sufficient in the discretion of the Escrow Agent to justify its doing so, the Escrow Agent shall be entitled to tender the Escrow Shares into the registry or custody of any court of competent jurisdiction, to initiate such legal proceedings as it deems appropriate, and thereupon to be discharged from all further duties and liabilities under this Agreement. Any such legal action may be brought in any such court as the Escrow Agent shall determine to have jurisdiction over the Escrow Shares. The filing of any such legal proceedings shall not deprive the Escrow Agent of its compensation hereunder earned prior to such filing.

       (f)       The Escrow Agent shall be under no duty to take any legal action in connection with this Agreement or towards its enforcement, or to appear in, prosecute or defend any action or legal proceeding that would result in or might cause it to incur any costs, expenses, losses or liability, unless and until it shall be indemnified with respect thereto in accordance with Section 8 of this Agreement.

       (g)       Any other controversy or claim arising out of or relating to this Agreement, or the breach of the same, shall be settled through consultation and negotiation in good faith and a spirit of mutual cooperation. However, if those attempts fail, each of the parties agrees that any dispute or controversy arising out of or in connection with this Agreement or any alleged breach hereof shall be settled by arbitration in Chicago, Illinois, pursuant to the Commercial Arbitration Rules of the AAA. If Paradigm and XFM cannot jointly select a single arbitrator to determine the matter, one arbitrator shall be chosen by each of Paradigm and XFM (or, if a party fails to make a choice, by the AAA on behalf of such party) and the two arbitrators so chosen will select a third (or, if they fail to make a choice, by the AAA). The decision of the single arbitrator jointly selected by Paradigm and XFM, or, if three arbitrators are selected, the decision of any two of them will be final and binding upon the parties and the judgment of a court of competent jurisdiction may be entered thereon. The arbitrator or arbitrators shall award the costs and expenses of the arbitration, including reasonable attorneys' fees, disbursements, arbitration expenses, arbitrators' fees and the administrative fee of the AAA, to the prevailing party as shall be determined by the arbitrator or arbitrators.

8.       The Escrow Agent's Fees.

       All fees and expenses of the Escrow Agent shall be as set forth on Exhibit A attached hereto and incorporated herein and shall be paid by Paradigm.

9.       Indemnification of the Escrow Agent.

       XFM and Paradigm each agrees, jointly and severally, to indemnify the Escrow Agent and hold it harmless against any losses, claims, damages, liabilities and/or expenses, including reasonable costs of investigation and fees and expenses of independent counsel and disbursements (collectively, the "Escrow Agent Losses") which may be imposed upon the Escrow Agent or incurred by it in connection with the performance of its duties hereunder, including any litigation arising from this Escrow Agreement or involving its subject matter, except for Escrow Agent Losses incurred by the Escrow Agent resulting from its own gross negligence or willful misconduct. In so agreeing to indemnify and hold harmless the Escrow Agent, as among themselves, Paradigm on the one hand, and XFM on the other, intend hereby to share equally (50% to Paradigm and 50% to XFM) all amounts required to be paid pursuant to this Section 9. This indemnification shall survive the termination or the resignation or removal of the Escrow Agent.

10.       Resignation of the Escrow Agent.

       It is understood that the Escrow Agent reserves the right to resign as Escrow Agent at any time by giving written notice of its resignation, specifying the effective date thereof, to Paradigm and XFM. Within thirty (30) days after receiving the aforesaid notice, Paradigm and XFM shall appoint a successor Escrow Agent to which the Escrow Agent may distribute the property then held hereunder, less its fees, costs and expenses (including counsel fees and expenses) which may remain unpaid at that time. If a successor Escrow Agent has not been appointed and has not accepted such appointment by the end of such thirty (30) day period, the Escrow Agent may apply to a court of competent jurisdiction for the appointment of a successor Escrow Agent and the fees, costs and expenses (including reasonable counsel fees and expenses) which it incurs in connection with such a proceeding shall be paid by Paradigm.

11.       Amendment.

       This Escrow Agreement may be amended by and upon written notice to the Escrow Agent at any time given jointly by Paradigm and XFM, but the duties or powers or responsibilities of the Escrow Agent may not be increased without its consent. However, any successor to the business of Escrow Agent whether by reorganization or otherwise, will act with like effect as though originally named.

12.       Termination.

       This Escrow Agreement may be terminated at any time upon ten (10) calendar days' notice by an instrument executed by XFM and Paradigm and delivered to the Escrow Agent. This Escrow Agreement shall thereupon terminate on the date specified in such notice or, if no date is specified, on the tenth business day following receipt thereof by the Escrow Agent. Such notice shall specify the disposition by the Escrow Agent of the Escrow Shares. This Escrow Agreement shall also terminate on the date that the Escrow Shares have been released according to the terms hereof, or upon termination of the Indemnity Agreement, whichever occurs first.

13.       Certain Corporate Matters.

       Paradigm hereby appoints the following persons to serve as authorized signatories of Paradigm hereunder and to give any instruction contemplated hereby. The signature set forth opposite each person's name is his genuine signature.

Name	Signature
Mark Haugejorde	_______________________________

Each of Paradigm and XFM may add additional authorized signatories, or revoke the authority of the above signatories, by notice to the other and to the Escrow Agent

14.       Miscellaneous.

       (a)       This Escrow Agreement is binding upon, and shall inure to the benefit of, and be enforceable by the respective beneficiaries, representatives, successors and assigns of the parties hereto.

       (b)       Other than the Merger Agreement, this Escrow Agreement contains the entire understanding of the parties with respect to the subject matter hereof. Nothing herein shall limit or affect the rights of the parties under the Merger Agreement.

       (c)       THIS ESCROW AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

       (d)       This Escrow Agreement, and any of the notices issued pursuant hereto, may be executed simultaneously in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

       (e)       Article headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Escrow Agreement.

15.       Notices.

       All notices provided for hereunder shall be in writing and shall be deemed to be given: (a) when delivered to the individual, or to an officer of the company, to which the notice is directed; or (b) three days after the same has been deposited in the United States mail sent Certified or Registered mail with Return Receipt Requested, postage prepaid and addressed as provided in this paragraph; or (c) when delivered by an overnight delivery service (including Federal Express or United States Express Mail) with receipt acknowledged and with all charges prepaid by the sender addressed as provided in this paragraph. Notices shall be directed as follows:

       if to XFM:

       XFormity, Inc.
       14333 Proton Drive
       Dallas, Texas 75244
       Attention: Mark Haugejorde, President

       With copy to:
       Matt Hutchins, Esq.
       Andrews Kurth, LLP
       1717 Main Street
       Suite 3700
       Dallas, Texas 75201
       Fax: (214) 659-4401

       if to Paradigm:

       Paradigm Group II, LLC
       3000 Dundee Road
       Suite 105
       Northbrook, Illinois 60062
       Attention: Sheldon Drobny, President

       if to the Escrow Agent:

       Clifford L. Neuman, P.C.
       1507 Pine Street
       Boulder, Colorado 80303

       If the date on which any action, calculation or notice required or permitted to be taken, made or given hereunder is other than a business day, then such action, calculation or notice, as the case may be, may be taken, made or given on the next succeeding business day.

(Signature Page to Follow)

       IN WITNESS WHEREOF, this Escrow Agreement has been duly executed and delivered by Paradigm and the duly authorized officers of XFM, and the Escrow Agent, on the date first above written.

PARADIGM GROUP II, LLC and PARADIGM MILLENNIUM FUND, L.P.
By: /s/ Sheldon Drobny Printed Name: Sheldon Drobny Title: Managing Member
XFORMITY, INC.
By: /s/ Mark Haugejorde Name: Mark Haugjorde Title: President
ESCROW AGENT:
By: /s/ Clifford L. Neuman Clifford L. Neuman, P.C., Escrow Agent

EXHIBIT A

[DATE]

[NAME OF ESCROW AGENT]

Attention:_____________

Dear__________________:

This Notice is being delivered to you pursuant to paragraph 4(b)(i) of the Escrow Agreement (the "Escrow Agreement") dated as of ___________, 2004 among the undersigned, Seller and _________________________________, as Escrow Agent (the "Escrow Agent"). Capitalized terms used herein shall have the meaning assigned to them in the Escrow Agreement unless otherwise defined herein.

Please be advised that the undersigned is entitled to $_______________ of indemnification payments pursuant to paragraph 5(b) of the Escrow Agreement as a result of [SPECIFIC OCCURRENCE WHICH HAS RESULTED IN REQUIREMENT OF INDEMNIFICATION.] Accordingly, the undersigned hereby authorizes and directs you to disburse Escrow Shares having a Market Value of $______________ to the undersigned in accordance with the terms of the Escrow Agreement unless you receive a contrary notice from Seller pursuant to Section 5(b) of the Escrow Agreement.

                                                          Sincerely,

                                                          [__________________________________]
                                                          By___________________________________
                                                                   Name:
                                                                   Title:

EXHIBIT B

[DATE]

[NAME OF ESCROW AGENT]

Attention:________________

Dear:_____________________

This Notice is being delivered to you pursuant to paragraph 5(b) of the Escrow Agreement (the "Escrow Agreement") dated as of ____________, 2004 by and among the undersigned, Buyer and _______________________________, as Escrow Agent (the "Escrow Agent"). Capitalized terms used herein shall have the meaning assigned to them in the Escrow Agreement unless otherwise defined herein.

Please be advised that the undersigned disputes the Notice of Indemnification dated ___________________, a copy of which was received by the undersigned on ______________. The total Disputed Amount is $__________________.

Accordingly, the undersigned direct the Escrow Agent to continue to hold the Disputed Amount, subject to the terms and provisions of the Escrow Agreement. The undersigned authorizes the release to Buyer of the amount requested in the Notice of Indemnification other than the Disputed Amount in accordance with paragraph 5(b) of the Escrow Agreement.

                                                                 Sincerely,
                                                                 [__________________________________]
                                                                 By___________________________________
                                                                        Name:
                                                                        Title: